Exhibit  1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Note-Backed Series 2001-33
*CUSIP:   21988G585    Class    A-1
          21988GBF2    Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of    March 15, 2004.....                                    $0.00
        Scheduled Income received on securities.....            $1,068,762.50
        Unscheduled Income received on securities.....                  $0.00

LESS:
        Distribution to Class A-1 Holders.....                 -$1,068,762.38
        Distribution to Class A-2 Holders.....                         -$0.00
        Distribution to Depositor.....                                 -$0.00
        Distribution to Trustee.....                                   -$0.12
Balance as of    September 15, 2004.....                                $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    March 15, 2004.....                                    $0.00
        Scheduled Principal received on securities.....                 $0.00

LESS:
        Distribution to Holders.....                                   -$0.00
Balance as of    September 15, 2004.....                                $0.00


               UNDERLYING SECURITIES HELD AS OF    September 15, 2004

             Principal
              Amount                     Title of Security
             ----------                  -----------------
             $32,885,000       AT&T Corp. 6.50% Notes due March 15, 2029
                               *CUSIP:  001957AW9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.